Exhibit 10(j)

LONG TERM INCENTIVE Plan

RESTRICTED STOCK UNIT Agreement

THIS <award_date> RESTRICTED STOCK UNIT AGREEMENT (the "Agreement"), is entered into as of this <award_date> (the "Award Date") between PACCAR Inc, a Delaware corporation (the "Company"), and <first_name> <last_name> (the "Recipient").

WHEREAS, The Company has established the PACCAR Inc Long Term Incentive Plan (the "LTIP") in order to provide key employees of the Company and its subsidiaries with an opportunity to acquire shares of the Company's common stock, par value $1 per share (the "Common Shares"); and

WHEREAS, the committee of the Board of Directors charged with administering the LTIP (the "Committee") has determined that it would be in the best interests of the Company and its stockholders to grant the Restricted Stock Units described in this Agreement to the Recipient as an inducement to enter into or remain in the service of the Company and as an incentive for extraordinary efforts during such service;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

1.
Award. The Company hereby grants the Recipient <stock units_ awarded> stock units (the "Restricted Stock Units"), subject to the terms and conditions of the LTIP and this Agreement (the "Award"). The provisions of the LTIP are incorporated into this Agreement by this reference. The Recipient acknowledges having received a copy of the LTIP, read it, and understood its provisions. Each Restricted Stock Unit constitutes the right, subject to the satisfaction of the terms and conditions of the Plan and this Agreement, to the issuance to the Recipient of one (1) vested Common Share.
2.
Rights as Stockholder. Prior to the issuance of Common Shares to the Recipient following the satisfaction of the terms and conditions of the Plan and this Agreement, the Recipient has none of the rights and privileges of a stockholder with respect to the Award and has no right to vote or to receive dividends (but may be eligible to receive dividend equivalents as described in Section 4 hereof). A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company.
3.
Vesting.
(a)
Conditions. The Award of Restricted Stock Units shall vest according to the schedule set forth below provided that the Recipient has been continuously employed in an LTIP-eligible position through the applicable vesting date:

One-fourth shall vest in the calendar year of the Award Date on the first day of the month following certification of the performance goal, and an additional one-fourth on each succeeding first of January, so as to be 100% vested on the third January 1 following the certification.

(b)
Retirement; Death. If Recipient’s employment in an LTIP-eligible position terminates by reason of (i) retirement on or after age 62, (ii) retirement on or after age 55 with 15 years of service (with years of service determined under the terms of the Company’s

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defined benefit plan) or (iii) death, then all Restricted Stock Units held by the Grantee shall become fully vested, notwithstanding the provisions of Section 3(a) hereof; provided, however, that in the case of Section 3(b)(i) and/or 3(b)(ii) no such vesting shall occur if a Recipient’s employment in an LTIP-eligible position terminates on account of Cause or if the Recipient becomes an employee of, or other service provider to, a Competitor.

For purposes of this Section 3(b), “Cause” shall mean any of the following conduct: (1) an act of embezzlement, fraud or theft; (2) deliberate disregard of the rules of the Company or a Subsidiary, (3) unauthorized disclosure of any of the secrets or confidential information of the Company or a Subsidiary; (4) any conduct which constitutes unfair competition with the Company or a Subsidiary; (5) inducing any customers of the Company to breach any contracts with the Company or a Subsidiary. For purposes of this Section 3(b), “Competitor” shall mean any company actively engaged in the manufacture, financing or leasing of vehicles or after-market truck parts or any company that provides technology or components to vehicle companies at the time Recipient’s employment in an LTIP-eligible position terminates.

(c)
Change in Control; Disability. Notwithstanding anything in this agreement to the contrary, in the event of (i) a Change in Control as provided in Section 17.5 of the LTIP and Recipient’s termination of employment without Cause within 12 months following the Change of Control, or (ii) Recipient’s disability as determined under the Company’s long-term disability plan (“Disability”) that, in each case, occurs during the Recipient’s employment in an LTIP-eligible position, the Restricted Stock Units shall immediately vest in full.
(d)
Forfeiture of Restricted Stock Units. Except as set forth herein, if Recipient’s employment in an LTIP-eligible position terminates by reason of resignation or termination by the Company voluntarily or involuntarily, all unvested Restricted Stock Units will be immediately forfeited.
4.
Dividend Equivalents. Restricted Stock Units will accrue dividend equivalents in the event cash dividends are paid with respect to the Common Shares having a record date on or after the Award Date and prior to the date on which the Restricted Stock Units are settled. Such dividend equivalents will be paid in cash without interest and paid only if and when the underlying Restricted Stock Units vest and are settled. For purposes of clarity, no dividend equivalents shall be paid with respect to any Restricted Stock Units that are settled or terminated prior to the applicable dividend record date.

5.
Terms and Conditions of Settlement.

(a) With respect to Recipients for whom it is not possible to attain age 65 (or age 55 with 15 years of service) during the vesting schedule of this Award, Restricted Stock Units that vest in accordance with the terms hereof will be settled in the form of Common Shares within thirty (30) days of the applicable date of vesting.

(b) Restricted Stock Units that vest in accordance with the terms hereof will be settled in the form of Common Shares within thirty (30) days following the earliest to occur of the following: (i) the normal vesting dates provided for in Section 3(a), (ii) Recipient’s separation from service within the meaning of Section 409A of the Code on account of retirement on or after age 62, (iii) Recipient’s Disability that qualifies as a disability within the meaning of Section 409A of the Code, (iv) Recipient’s death or (v) a Change

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in Control that qualifies as a change in control event within the meaning of the Treasury Regulations promulgated under Section 409A of the Code; provided, however, that with respect to Section 5(b)(ii), if Recipient is a “specified employee” within the meaning of Section 409A at the time of such separation from service, then settlement of such Recipient’s Restricted Stock Units will instead be made on the date that is six (6) months and one (1) day following the date of Recipient’s separation from service, unless Recipient dies following his or her separation from service prior to such time, in which case, the Restricted Stock Units will be paid in accordance with Section 5(d) hereof. Fractional Shares will not be issued upon the vesting of Restricted Stock Units. Where a fractional Share would be owed to the Employee upon the vesting of Restricted Stock Units, a cash payment equivalent will be paid in place of any such fractional Share using the Fair Market Value on the relevant settlement date.

(c) Subject to Section 409A of the Code, the Company is not required to issue or deliver any Common Share certificates before completing the steps necessary to comply with applicable federal and state securities laws (including any registration requirements and regulations governing short swing trading of securities) and applicable stock exchange rules and practices. The Company will use commercially reasonable efforts to cause compliance with those laws, rules and practices.

(d) If the Recipient dies before the Company has issued any Common Shares, the Company will issue Common Share certificates to the beneficiary or beneficiaries the Recipient designated, in the proportions the Recipient specified. To be effective, a beneficiary designation must be made in accordance with applicable Company procedures. If the Recipient failed to designate a beneficiary or beneficiaries, the Company will issue Common Share certificates to the Recipient’s surviving spouse or, if there is none, to his or her estate.

6.
Withholding of Tax. To the extent that this Award results in tax withholding for any federal or state tax purposes, no later than the date as of which such tax withholding is first required, Recipient shall pay to the Company in cash any federal or state tax required to be withheld with respect to such amount. If the Recipient fails to do so, the Company will withhold Common Shares subject to this Award having a fair market value on the date of withholding equal to the minimum tax withholding obligation. In addition, the Recipient shall be permitted to satisfy the Company’s tax withholding requirements by making a written election (in accordance with such rules and regulations and in such form as the Company may determine) to have the Company withhold Common Shares subject to this Award having a fair market value on the date as of which such tax withholding is first required equal to the minimum tax withholding obligation. With respect to any individual subject to Section 16(b) of the Securities Act of 1934, the Company shall not have any discretion over whether the individual satisfies such tax withholding obligations under this Award with cash or through the withholding of Common Shares subject to the award and such obligation shall be satisfied through the withholding of Common Shares subject to the Award (with no sale of Common Shares on behalf of the holder to satisfy such withholding obligations) or by using cash, as elected by such individual.
7.
Legality of Issuance; Restrictions on Transfer. Subject to Section 409A of the Code, no Common Shares shall be issued unless and until the Company has determined that:

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(a)
it and the Recipient have taken any actions required to register the Common Shares under the Securities Act of 1933, as amended (the "Securities Act") or to perfect an exemption from the registration requirements thereof;
(b)
any applicable listing requirement of any stock exchange on which Common Shares are listed has been satisfied; and
(c)
any other applicable provision of state or federal law has been satisfied.
(d)
Regardless of whether the offering and sale of Common Shares under the LTIP have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of such Common Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law or with restrictions imposed by the Company's underwriters.
8.
Non-transferability. This Award shall be subject to the transfer restrictions of Article 14 of the LTIP.
9.
No Registration Rights. The Company may, but shall not be obligated to, register or qualify the issuance of Common Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the issuance of Common Shares under this Agreement to comply with any law.
10.
Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Common Shares is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Common Shares but lacking such legend.
11.
Investment Intent. In the event that the issuance of Common Shares under the LTIP is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Recipient shall represent and agree at the time of exercise that the Common Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.
12.
No Employment Rights. Nothing in this Agreement shall be construed as giving the Recipient the right to be retained as an employee. The Company reserves the right to terminate the Recipient's service at any time, with or without cause (subject to any employment agreement between the Recipient and the Company).
13.
Administration. The Committee administers the LTIP and this Agreement. The Committee shall have sole discretion to interpret the LTIP and this Agreement, amend and rescind rules relating to its implementation and make all determinations necessary for administration of the LTIP and this Agreement. The Recipient's rights under this Agreement are expressly subject to the terms and conditions of the LTIP, including continued shareholder approval of the LTIP, and to any guidelines the Company adopts from time to time.
14.
Entire Agreement. The Award is in all respects subject to the provisions set forth in the LTIP to the same extent and with the same effect as if the provisions of the LTIP were set forth fully herein. Subject to compliance with Section 409A of the Code, in the event that the terms of this Award conflict with the terms of the LTIP, the LTIP shall control. This Agreement is

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the entire Agreement between the parties to it, and any and all prior oral and written representations are merged into and superseded by this Agreement. This Agreement may be amended only by written agreement between the Recipient and the Company.
15.
No Limitation on Rights of the Company. The award of Restricted Stock Units does not and will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
16.
Share Adjustments. If there are any changes in the number or value of shares of Common Shares by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers or other events as stated in Article 10 of the LTIP, then proportionate adjustments shall be made to the number of Common Shares and dividend equivalents issuable hereunder in order to prevent dilution or enlargement of rights. This provision does not, however, authorize the delivery of fractional Common Shares under the LTIP.
17.
Notices. Any notice or other communication required or permitted under the LTIP or this Agreement may be given pursuant to the online or other administrative procedures established by the Company from time to time that are communicated to the Recipient in writing (including, electronically). Notice may also be given in writing and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender's expense. Notice will be deemed given when delivered personally or, if mailed, three days after the date of deposit in the United States mail or, if sent by overnight courier, on the regular business day following the date sent. Notice to the Company should be sent to PACCAR Inc, Attention: Corporate Compensation. Notice to the Recipient should be sent to his or her business address.
18.
Data Privacy. By entering into this Agreement, Recipient:
(a)
agrees to disclose certain personal data requested by the Company to administer the LTIP and expressly consents to the Company's processing such data for purposes of the implementation or administration of the LTIP and this Agreement;
(b)
waives any data privacy rights Recipient may have with respect to such data; and
(c)
authorizes the Company and any of its authorized agents to store and transmit such information in electronic form.
19.
Successors. All obligations of the Company under this Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or other event.
20.
Governing Law. To the extent not preempted by federal law, this Agreement will be construed and enforced in accordance with, and governed by, the laws of the State of Washington as such laws are applied to contracts entered into and performed in such State.
21.
Limitation on Rights; No Right to Future Awards; Extraordinary Item of Compensation. By entering into this Agreement and accepting the grant of an award evidenced hereby, Recipient acknowledges:
(a)
that the LTIP is discretionary in nature and may be suspended or terminated by the Company at any time;

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(b)
that the Award of Restricted Stock Units is a one-time benefit which does not create any contractual or other right to receive future awards, grants of stock options, or benefits in lieu thereof;
(c)
that all determinations with respect to any such future Awards, including, but not limited to, the times when Awards shall be made, the number of Common Shares to be awarded, and the vesting of any Restricted Stock Units there under, will be at the sole discretion of the Company;
(d)
that the Recipient's participation in the LTIP is voluntary;
(e)
that the value of the Award is an extraordinary item of compensation which is outside the scope of the Recipient's employment contract, if any;
(f)
that the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and
(g)
that the future value of the Commons Shares is unknown and cannot be predicted with certainty.
22.
Section 409A of the Internal Revenue Code. In the event any amendments to this Agreement or the Plan are reasonably necessary or advisable in order to comply with Section 409A of the Internal Revenue Code, the parties hereby agree to such amendments.

I agree to the terms and conditions of this restricted stock unit agreement and acknowledge having received the PACCAR Long Term Incentive Plan.

RECIPIENT SIGNATURE: PACCAR Inc:

By:
	<award_date>		<award_date>
<first_name> <last_name>	Date	VP Human Resources	Date

Company's Address:
777 - 106th Avenue N.E.
P.O. Box 1518
Bellevue, WA 98009

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